Exhibit 8.1

May 5, 2014

Fidelity National Financial, Inc.

601 Riverside Avenue

Jacksonville, FL 32204

Ladies and Gentlemen:

We have examined and are familiar with the Registration Statement on Form S-4, as amended through the date hereof (the “Registration Statement”), which was initially filed by Fidelity National Financial, Inc. (“Fidelity”) on April 1, 2014 with the Securities and Exchange Commission (the “SEC”) for the purpose of registering, under the Securities Act of 1933, as amended (the “Securities Act”), the recapitalization (the “Recapitalization”), whereby at the effective time each outstanding share of Fidelity FNF Class A Common Stock (“Old FNF Common Stock”) will be recapitalized into one share of FNF Group Common Stock (“New FNF Common Stock”) and 0.3333 of a share of FNFV Group Common Stock (“New FNFV Common Stock”).

The terms of the Recapitalization, the New FNF Common Stock, and the New FNFV Common Stock are described in the proxy statement/prospectus (the “Proxy Statement”) which forms a part of the Registration Statement. We have participated in the preparation of the discussion set forth in the Proxy Statement under the heading “Material U.S. Federal Income Tax Consequences” (the “Discussion”). Unless otherwise specified, capitalized terms shall have the meaning assigned to such terms in the Proxy Statement. References herein to the “Code” shall refer to the Internal Revenue Code of 1986, as amended (the “Code”).

In providing this opinion, we have examined and are relying upon the truth and accuracy at all relevant times of the statements, representations, covenants, and assumptions contained in (i) the representation letter dated as of the date hereof that was provided to us by Fidelity, (ii) the Proxy Statement, (iii) the Fourth Amended and Restated Certificate of Incorporation of Fidelity (the “Amended Charter”), attached as an annex to the Proxy Statement, which will be in effect at the effective time of the Recapitalization, and (iv) information provided to us by and assumptions permitted by Fidelity. Any inaccuracy in any of the aforementioned statements, representations, and assumptions or breach of any of the aforementioned covenants could adversely affect our opinion.

Subject to the foregoing and subject to the conditions, limitations, and qualifications described herein and in the Discussion, the Discussion is our opinion, insofar as it relates to matters of U.S. federal income tax law and legal conclusions with respect to those matters, with respect to the material U.S. federal income tax consequences to holders of Old FNF Common Stock of the receipt of New FNF Common Stock and New FNFV Common Stock in the Recapitalization. We note that our opinion is, as described in the Discussion, premised upon the provision by us of an opinion anticipated to be delivered on the closing date of the Recapitalization (the form of which opinion is being filed as Exhibit 8.2 to the Registration Statement) and upon the accuracy of the statements, representations, covenants and assumptions upon which such closing date opinion will be based. Any inaccuracy in any of the aforementioned statements, representations, and assumptions or breach of any of the aforementioned covenants could adversely affect our opinion.

Our opinion is based on our interpretation of the Code, applicable Treasury regulations, judicial authority, and administrative rulings and practice, all as of the date hereof. There can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the conclusions set forth herein. We do not undertake to advise you as to any such future changes or interpretations unless we are specifically retained to do so. Our opinion is not binding upon the Internal Revenue Service (the “IRS”) or a court and will not preclude the IRS or a court from adopting a contrary position. We express no other opinion as to the U.S. federal, and express no opinion as to the state, local, foreign, or other tax consequences, of the Recapitalization.

This opinion is delivered to you solely in connection with and for purposes of the transactions contemplated by the Proxy Statement. We hereby consent to the filing of this letter with the SEC as an exhibit to the Registration Statement and to the references to our firm name in the Proxy Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules of the SEC thereunder.

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[Signature Page]

Very truly yours,

/s/ KPMG LLP
KPMG LLP

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